Exhibit 99.1

ITG Reports First Quarter 2018 Results

Europe and Asia Pacific Operations Set New Revenue and Profitability Records

NEW YORK, May 2, 2018 – ITG (NYSE: ITG), a leading independent agency broker and financial technology provider, today reported results for the quarter ended March 31, 2018.

First Quarter 2018 Highlights

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GAAP net income of $4.4 million, or $0.13 per diluted share, and adjusted net income of $9.7 million, or $0.28 per diluted share. This compares to GAAP net income of $5.3 million, or $0.16 per diluted share for the first quarter of 2017. There were no non-GAAP adjustments to results for the first quarter of 2017.

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GAAP results for the first quarter of 2018 include (i) a restructuring charge of $7.2 million, or $0.21 per diluted share after taxes, related to the elimination of certain positions in the U.S. operation, partially offset by (ii) an after-tax gain of $1.9 million, or $0.06 per diluted share, related to a reduction in tax reserves from resolving a multi-year contingency in the U.S.

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Revenues of $131.5 million, compared to revenues of $120.8 million in the first quarter of 2017. Revenues for the first quarter of 2018 were reduced on a net basis by $3.4 million following an accounting rule change implemented in January 2018, which defers the recognition of certain commission revenues until later in the year and accelerates certain software license fee revenues (see discussion below, “Accounting Rule Change”).

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GAAP expenses of $125.6 million and adjusted expenses of $118.4 million compared to GAAP expenses of $117.0 million in the first quarter of 2017. Adjusted expenses for the first quarter of 2018 exclude the restructuring charge listed above.

-	GAAP pre-tax net income of $5.9 million and adjusted pre-tax income of $13.1 million, compared to GAAP pre-tax income of $3.8 million in the first quarter of 2017.
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Average daily trading volume in the U.S. was 137 million shares versus 151 million shares in the first quarter of 2017. POSIT® average daily U.S. volume was 53 million shares compared to 63 million shares in the first quarter of 2017.

-	Total average daily U.S. volume traded through POSIT Alert® was 14 million shares in the first quarter of 2018 and 15 million shares in the first quarter of 2017.
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In Europe, average daily value traded in POSIT was $1.1 billion compared to $1.1 billion in the first quarter of 2017, including the effects of currency translation. Total average daily value traded through POSIT Alert in Europe rose 55% compared to the first quarter of 2017.

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Repurchases of approximately 180,000 shares of common stock at an average price of $19.80 per share, for a total of $3.6 million under ITG’s authorized share repurchase program. Repurchases since the first quarter of 2010 have totaled 17.7 million shares for $274 million, resulting in a decrease in shares outstanding, net of issuances, of approximately 25%.

Commenting on the results, ITG President and Chief Executive Officer, Frank Troise, said, “Our continued growth in revenues and adjusted pre-tax net income, driven by new profitability records in Europe and Asia Pacific, demonstrate the progress we are making in executing on our Strategic Operating Plan. We are also committed to maintaining expense discipline across our enterprise, and we took measures this quarter to reduce our annual expenses by $10 million, including $8.5 million in savings in our U.S. operations. We are focused on achieving profitability in the U.S. in the coming quarters.”

First Quarter Regional Segment Results

In the first quarter of 2018, the Company changed the way it measures the profitability of its regional segments to reflect the global nature of its business operations. Certain expenses that are incurred in the U.S. on behalf of the entire Company are now being allocated to the international segments. For comparability purposes, the Company has restated previously reported segment results for first quarter 2017 resulting in a decrease in U.S. expenses of $2.7 million and increases in expenses in Canada, Europe and Asia Pacific of $0.7 million, $1.3 million and $0.7 million, respectively. The regional results in this release for the first quarter of 2017 reflect these restatements.

North American revenues were $66.5 million in the first quarter of 2018 as compared to $69.9 million in the first quarter of 2017.

ITG reported net income of $1.0 million in North America in the first quarter of 2018 compared to net income of $0.2 million in the first quarter of 2017.

U.S. revenues in the first quarter of 2018 were $48.5 million, compared to $53.4 million in the first quarter of 2017. U.S. revenues were reduced in the first quarter of 2018 by $1.6 million due to the Accounting Rule Change described below. Canada revenues in the first quarter of 2018 were $18.0 million, compared to $16.5 million in the first quarter of 2017.

Europe and Asia Pacific revenues were $64.4 million in the first quarter of 2018, up from $50.7 million in the first quarter of 2017.

ITG reported net income for its Europe and Asia Pacific operations of $14.5 million in the first quarter of 2018, up from $9.1 million in the first quarter of 2017.

European revenues were a record $44.8 million in the first quarter of 2018, up from $36.7 million in the first quarter of 2017.

Asia Pacific revenues were a record $19.6 million in the first quarter of 2018, up from $13.9 million in the first quarter of 2017.

Corporate activity reduced GAAP net income by $11.2 million in the first quarter of 2018, including the impacts of the restructuring charge and the reduction in U.S. tax reserves. Corporate activity reduced GAAP net income by $4.0 million in the first quarter of 2017.

Corporate activity includes investment income and non-operating revenues and gains, as well as costs not associated with operating the businesses within ITG's regional segments including, costs of being a public company, intangible amortization, interest expense, costs of maintaining a global transfer pricing structure, foreign exchange gains and losses and certain non-operating expenses.

Accounting Rule Change

Beginning in January 2018, ITG implemented a new accounting rule and is recognizing global commission revenues attributed to analytics products under bundled arrangements over the course of the annual service period. This change resulted in the deferral of $3.8 million of commission revenues in the first quarter of 2018. It is expected to result in an additional deferral of approximately $2 million in the second quarter of 2018. These deferrals are expected to be offset by increased recognition of bundled commission revenues in the second half of 2018. The new accounting rule also accelerated the recognition of software license fees, increasing revenues by $0.4 million in the first quarter of 2018.

Conference Call on 1Q18 Results

An investor conference call to discuss ITG’s results will be held today at 8:00 am ET. Those wishing to listen to the call should dial 1-844-881-0134  (1-412-317-6722 outside the U.S.) at least 15 minutes prior to the start of the call to ensure connection.

The webcast and accompanying slideshow presentation will be available at: investor.itg.com. A replay will be available for one week by dialing 1-877-344-7529  (1-412-317-0088 outside the U.S.)

and entering replay number 10118325. The replay will be available starting approximately one hour after the completion of the conference call.

About ITG

Investment Technology Group (NYSE: ITG) is a global financial technology company that helps leading brokers and asset managers improve returns for investors around the world. We empower traders to reduce the end-to-end cost of implementing investments via liquidity, execution, analytics and workflow technology solutions. ITG has offices in Asia Pacific, Europe and North America and offers execution services in more than 50 countries. Please visit www.itg.com for more information.

Non-GAAP Financial Measures

To supplement our financial information presented in accordance with accounting principles generally accepted in the U.S. (“GAAP”), management uses certain “non-GAAP financial measures” as such term is defined in Regulation G promulgated by the SEC. Generally, a non-GAAP financial measure is a numerical measure of a company’s operating performance, financial position or cash flows that excludes or includes amounts that are included in, or excluded from, the most directly comparable measure calculated and presented in accordance with GAAP. Management believes the presentation of these measures provides investors with greater transparency and supplemental data relating to our financial condition and results of operations, and therefore a more complete understanding of factors affecting our business than GAAP measures alone. In addition, management believes the presentation of these matters is useful to investors for period-to-period comparison of results as the items may reflect certain unique and/or non-operating items such as acquisitions, divestitures, restructuring charges, write-offs and impairments, charges associated with litigation or regulatory matters together with related expenses or items outside of management’s control.

Adjusted expenses, adjusted pre-tax income, adjusted income tax expense (benefit), adjusted net income and adjusted earnings before interest, taxes, depreciation and amortization (EBITDA), together with related per share amounts, are non-GAAP performance measures that we believe are useful to assist investors in gaining an understanding of the trends and operating results for our core business. These measures should be viewed in addition to, and not in lieu of, results reported under GAAP.

Reconciliations of adjusted expenses, adjusted pre-tax income, adjusted income tax expense (benefit), adjusted net income and adjusted EBITDA to expenses, income before income tax expense, income tax expense, net income and related per share amounts as determined in accordance with GAAP for the three months ended March 31, 2018, are provided in the accompanying supplemental tables at the end of this release.

Forward Looking Statements

In addition to historical information, this press release may contain "forward-looking" statements that reflect management’s expectations for the future. In some cases, you can identify these statements by forward-looking words such as “may,” “might,” “will,” “could,” “should,” “would,” “expect,” “plan,” “anticipate,” “believe,” “estimate,” “predict,” “trend,” “potential” or “continue” and the negative of these terms and other comparable terminology. A variety of important factors could cause results to differ materially from such statements.

Certain of these factors are noted throughout ITG’s 2017 Annual Report on Form 10-K, and its Form 10-Qs (as amended, if applicable) and include, but are not limited to, general economic, business, credit, political and financial market conditions, both internationally and domestically, financial market volatility, fluctuations in market trading volumes, effects of inflation, adverse changes or volatility in interest rates, fluctuations in foreign exchange rates, evolving industry regulations and increased regulatory scrutiny, the outcome of contingencies such as legal proceedings or governmental or regulatory investigations and customer or shareholder reaction to, or further proceedings or sanctions based on, such matters, the volatility of our stock price, changes in tax policy or accounting rules, the ability of the Company to utilize its loss and tax credit carryforwards, the actions of both current and potential new competitors, changes in commission pricing, rapid changes in technology, errors or malfunctions in our systems or technology, operational risks related to misconduct or errors by our employees or entities with which we do business, cash flows into or redemptions from equity mutual funds, ability to meet the capital and liquidity requirements of our securities business and the related clearing of our customers’ trades, customer trading patterns, the success of our products and service offerings, our ability to continue to innovate and meet the demands of our customers for new or enhanced products, our ability to protect our intellectual property, our ability to execute on strategic initiatives or transactions, our ability to attract and retain talented employees, and our ability to pay dividends or repurchase our common stock in the future.

The forward-looking statements included herein represent ITG’s views as of the date of this release. ITG undertakes no obligation to revise or update publicly any forward-looking statement for any reason unless required by law.

ITG Media/Investor Contact:

J.T. Farley

1-212-444-6259

corpcomm@itg.com

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INVESTMENT TECHNOLOGY GROUP, INC. AND SUBSIDIARIES

Condensed Consolidated Statements of Operations

(In thousands, except per share amounts)

	Three Months Ended
	March 31,
	2018	2017
	(unaudited)	(unaudited)
Revenues:
Commissions and fees	$109,569	$99,880
Recurring	19,562	18,950
Other	2,353	2,005
Total revenues	131,484	120,835

Expenses:
Compensation and employee benefits	45,787	46,684
Transaction processing	27,080	24,856
Occupancy and equipment	14,775	15,622
Telecommunications and data processing services	12,603	12,027
Restructuring charges	7,165	—
Other general and administrative	17,691	17,315
Interest expense	486	520
Total expenses	125,587	117,024
Income before income tax expense	5,897	3,811
Income tax expense (benefit)	1,520	(1,491)
Net income	$4,377	$5,302
Income per share:
Basic	$0.13	$0.16
Diluted	$0.13	$0.16
Basic weighted average number of common shares outstanding	32,890	32,949
Diluted weighted average number of common shares outstanding	33,993	34,130

INVESTMENT TECHNOLOGY GROUP, INC. AND SUBSIDIARIES

Supplemental Financial Data

(In thousands)

	Three Months Ended
	March 31,
	2018	2017
	(unaudited)	(unaudited)
Revenues by Geographic Region:
U.S. Operations	$48,486	$53,393
Canadian Operations	18,047	16,482
European Operations	44,830	36,712
Asia Pacific Operations	19,607	13,943
Corporate (non-product)	514	305
Total Revenues	$131,484	$120,835

	Three Months Ended
	March 31,
	2018	2017
	(unaudited)	(unaudited)
Revenues by Product Group:
Execution Services	$94,356	$86,287
Workflow Technology	26,575	23,100
Analytics	10,039	11,143
Corporate (non-product)	514	305
Total Revenues	$131,484	$120,835

INVESTMENT TECHNOLOGY GROUP, INC. AND SUBSIDIARIES

Condensed Consolidated Statements of Financial Condition

(In thousands, except share amounts)

	March 31,	December 31,
	2018	2017
	(unaudited)
Assets
Cash and cash equivalents	$230,314	$287,452
Cash restricted or segregated under regulations and other	19,242	18,599
Deposits with clearing organizations	71,520	57,388
Securities owned, at fair value	1,256	1,559
Receivables from brokers, dealers and clearing organizations	190,518	193,907
Receivables from customers	118,357	74,695
Premises and equipment, net	52,947	53,960
Capitalized software, net	40,730	41,259
Goodwill	11,465	11,054
Intangibles, net	13,869	14,040
Income taxes receivable	873	3,917
Deferred tax assets	4,386	4,902
Other assets	45,191	22,124
Total assets	$800,668	$784,856
Liabilities and Stockholders’ Equity
Liabilities:
Accounts payable and accrued expenses	$171,351	$166,495
Short-term bank loans	83,414	101,422
Payables to brokers, dealers and clearing organizations	132,143	119,278
Payables to customers	41,196	23,568
Securities sold, not yet purchased, at fair value	—	1
Income taxes payable	5,377	6,003
Deferred tax liabilities	1,741	1,750
Term debt	2,509	3,104
Total liabilities	437,731	421,621
Commitments and contingencies
Stockholders’ Equity:
Preferred stock, $0.01 par value; 1,000,000 shares authorized; no shares issued or outstanding	—	—
Common stock, $0.01 par value; 100,000,000 shares authorized; 52,717,707 and 52,639,823 shares issued at March 31, 2018 and December 31, 2017, respectively	527	526
Additional paid-in capital	242,008	250,216
Retained earnings	488,993	486,957
Common stock held in treasury, at cost; 19,680,039 and 20,038,809 shares at March 31, 2018 and December 31, 2017, respectively	(348,263)	(353,067)
Accumulated other comprehensive loss (net of tax)	(20,328)	(21,397)
Total stockholders’ equity	362,937	363,235
Total liabilities and stockholders’ equity	$800,668	$784,856

INVESTMENT TECHNOLOGY GROUP, INC.

Reconciliation of US GAAP Results to Adjusted Results (unaudited)

(In thousands, except per share amounts)

Three Months Ended
March 31, 2018
Total expenses	$125,587
Less:
Restructuring (1)	(7,165)
Adjusted expenses	$118,422

Income before income tax expense	$5,897
Effect of adjustments	7,165
Adjusted pre-tax income	$13,062

Income tax expense	$1,520
Tax effect of adjustments (1)	—
Reduction in tax reserves (2)	1,862
Adjusted income tax expense (benefit)	$3,382

Net income	$4,377
Net effect of adjustments	5,303
Adjusted net income	$9,680

Diluted income per share	$0.13
Net effect of adjustments	0.15
Adjusted diluted income per share	$0.28

Notes:

(1)

During the three months ended March 31, 2018, the Company incurred restructuring charges of $7.2 million related to the elimination of certain positions in the U.S. Due to the full valuation on U.S. deferred tax assets, there is no tax effect on this adjustment.

(2)	During the three months ended March 31, 2018, the Company resolved a multi-year tax contingency in the U.S. and reduced tax reserves by $1.9 million.

Reconciliation of Adjusted Earnings

Before Interest, Taxes, Depreciation, and Amortization (unaudited)

(In thousands)

	Three Months Ended
	March 31,
	2018	2017
Net Income (1)	$4,377	$5,302
Impact of adjustments, after-tax	5,303	—
Adjusted net income	9,680	5,302

Deduct:
Investment income	(499)	(281)

Add Back:
Interest expense	486	520
Income tax expense (benefit)	1,520	(1,491)
Reduction to tax reserves	1,862	—
Depreciation and amortization	11,230	11,227
Adjusted earnings before interest, taxes, depreciation, and amortization	$24,279	$15,277

Notes:

(1)	Net income includes pre-tax charges for non-cash stock-based compensation of $8.3 million and $5.7 million for the three months ended March 31, 2018 and 2017, respectively.

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